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E. I. du Pont de Nemours and Company

(Name of Registrant as Specified In Its Charter)

Trian Fund Management, L.P.

Trian Fund Management GP, LLC

Trian Partners, L.P.

Trian Partners Strategic Investment Fund, L.P.

Trian Partners Strategic Investment Fund II, L.P.

Trian Partners Master Fund, L.P.

Trian Partners Parallel Fund I, L.P.

Trian Partners Master Fund (ERISA), L.P.

Trian Partners Strategic Investment Fund-A, L.P.

Trian Partners Strategic Investment Fund-D, L.P.

Trian Partners Strategic Investment Fund-N, L.P.

Trian SPV (SUB) VIII, L.P.

Trian Partners Fund (Sub)-G, L.P.

Trian Partners Fund (Sub)-G II, L.P.

Nelson Peltz

Peter W. May

Edward P. Garden

John H. Myers

Arthur B. Winkleblack

Robert J. Zatta

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On April 29, 2015, Trian Fund Management, L.P. (“Trian”) posted the following additional materials to www.DuPontCanBeGreat.com:

TRIAN PARTNERS

VOTE THE **GOLD** PROXY CARD

DUPONT CAN BE GREAT

- Home
- About Trian
- What's New
- Trian's Thesis for DuPont
- Trian's April 21 Presentation – Videos
- Meet Trian's Nominees – Videos
- Biographies of Trian's Nominees
- Third Party Comments About Trian
- Presentations & Letters
- Press Releases
- SEC Filings
- How to Vote
- Contact

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Root Cause Of DuPont's Underperformance

On April 21, 2015, Trian hosted a presentation and luncheon for DuPont stockholders and analysts. Attendees had the opportunity to hear from Trian's director nominees, each of whom has a strong track record of value creation, relevant operating expertise, and decades of experience that Trian believes can help make DuPont **GREAT** again. Excerpts from the presentation can be watched below.

Root Cause Of DuPont's
Underperformance

Root Cause Of DuPont's Underperformance (37:16)

Introduction

Introduction (11:44)

DuPont's Track Record of Underperformance

DuPont's Track Record of Underperformance (6:32)

© 2015 Trian Fund Management, L.P. All rights reserved. This website is not affiliated with, or endorsed by, the companies referred to herein.

TRIAN PARTNERS

VOTE THE GOLD PROXY CARD

DUPONT CAN BE GREAT

- Home
- About Trian
- What's New
- Trian's Thesis for DuPont
- Trian's April 21 Presentation – Videos
- Meet Trian's Nominees – Videos
- Biographies of Trian's Nominees
- Third Party Comments About Trian
- Presentations & Letters
- Press Releases
- SEC Filings
- How to Vote
- Contact

On April 21, 2015, Trian hosted a presentation and luncheon for DuPont stockholders and analysts. Attendees had the opportunity to hear from Trian's director nominees, each of whom has a strong track record of value creation, relevant operating expertise, and decades of experience that Trian believes can help make DuPont **GREAT** again. Excerpts from the presentation can be watched below.

Did the Board Know?
Axalta EBITDA was reported to be $229mm (or 68%) higher in the same year (2011) under different owners
Ellen Kullman has sold over half of her stock since Trian invested in 2013
DuPont has reported NINE different EPS figures for 2011
DuPont management suggested that changes in pension led to lowered margin targets at the May 2013 Investor Day
Lack of transparency for reporting financial and operating metrics
In Trian's limited interactions with DuPont's Board, it has become clear to us that management maintains a significant information advantage over the Board of Directors

Introduction

Introduction (11:44)

DuPont's Track Record of Underperformance

DuPont's Track Record of Underperformance (6:32)

Root Cause Of DuPont's Underperformance

Root Cause Of DuPont's Underperformance (37:16)

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© 2015 Trian Fund Management, L.P. All rights reserved. This website is not affiliated with, or endorsed by, the companies referred to herein.

TRIAN PRESENTATION AND LUNCHEON FOR DUPONT STOCKHOLDERS & ANALYSTS: PRESENTATION TRANSCRIPT

INTRODUCTION (EXCERPT 1)

FILMED ON APRIL 21, 2015

© 2015 TRIAN FUND MANAGEMENT, L.P. ALL RIGHTS RESERVED.

PARTICIPANTS:

•	NELSON PELTZ, TRIAN NOMINEE, TRIAN CEO & FOUNDING PARTNER

•	JOHN H. MYERS, TRIAN NOMINEE, FORMER GE ASSET MANAGEMENT PRESIDENT & CEO

•	ARTHUR “ART” B. WINKLEBLACK, TRIAN NOMINEE, FORMER H.J. HEINZ COMPANY CFO

•	ROBERT “BOB” J. ZATTA, TRIAN NOMINEE, FORMER ROCKWOOD HOLDINGS, INC. CFO & ACTING CEO

•	ED GARDEN, TRIAN ALTERNATE NOMINEE, TRIAN CIO & FOUNDING PARTNER

[The participants spoke while presenting slides from the presentation titled “Trian’s Discussion Points” dated April 21, 2015, which was filed with the Securities and Exchange Commission on the same date and is available on www.DuPontCanBeGreat.com.]

[“Trian’s Highly Qualified Nominees” Slide (Page 7)]

NELSON PELTZ: Good afternoon, everyone. I want to thank you all for coming. I want to welcome you. You're here today to hear the unvarnished truth on DuPont. But first, I wanna introduce some people: Peter May, our third, and one of our three founding partners; to my right, Bob Zatta; to my immediate left, Art Winkleblack, Ed Garden, and John Myers. We're gonna talk a little bit about the first quarter in a bit. Ed is gonna take you through that. We’re up until now, they have thrown everything but the kitchen sink into the first quarter. This year, you got the sink. Um – it's been an – a little interesting fact: It's been 30-plus quarters when they have announced earnings, the stock has been down, net down $10 a share. Today, that number is now $12 a share. So for those of you who might've missed earnings, very disappointing. Slide, please.

[“Trian Overview” Slide (Page 5)]

NELSON PELTZ: These are our major investments over the years at Trian. And the Trian logo denotes that either a member of the– a partner of Trian or a designee has been on the board. As you all know, obviously, we're classified as activists. We like to think of ourselves as constructivists. In the almost ten years of running a fund, heretofore we've had only one proxy fight. That was with Heinz. I hope this proxy fight turns out as well.

We like to look at ourselves as a derivative of private equity. As you all know, over the last three decades, there's been a major transfer of wealth from the public sector into the private sector. We think we can slow some of that down. We believe companies can heal themselves while in the public markets. Slide, please.

[“Trian: Key Takeaways” Slide (Page 6)]

NELSON PELTZ: These are some of the takeaways on Trian. First of all, we're long-term. We've been accused by DuPont of the opposite. But the first stock we ever bought in November of '05 in our fund was Wendy's, and we are still in that stock.

The second stock we bought was Heinz. We were there and on the board until the company was taken private by Buffet and 3G. We have long-lock capital. Two-thirds of our capital goes from three years to eight years. And management teams and the boards that we have worked with over the years are great references for us, and somewhere, you'll find testimonials to that fact. Recently we created Trian Advisory Partners. We named three gentlemen to that. One is Bill Johnson, who is chairman and CEO of Heinz prior to, during and after our proxy fight. Bill is our designee on the PepsiCo board.

Dennis Reilley, who was on the board of Heinz, is a guy we met during that process, a man we have a great deal of respect for. Dennis is currently Non-Exec Chair of Marathon Oil. And before that during the great days of Praxair, he was Chairman and CEO when Praxair was the darling of, uh the S&P 500.

Dennis Kass is our third member. Dennis was Chairman of Legg Mason. And Dennis and I met at Legg Mason. And he's very like-minded to me in terms of how companies should be run.

In order to be constructive and responsible, we're patient. We bought our stock in DuPont 18 months before we ever went public. 18 months. We’ve tried to have constructive conversations with management and the Board over that period of time. I think you'd admit that most activists, once they bought their stock are hard-pressed to wait 18 minutes before they go public. We're very proud of our track record. We have a multi-decade track record of building and fixing companies. Our turnaround at Snapple is a Harvard Business School case study. We built, and ran, and fixed, and then ultimately sold for the benefit of all shareholders, a Fortune 100 company that we created in the '80s called Triangle Industries, which was American National Can. It was the largest packaging company in the world at the time. And how we approached our companies back then is, we approached them with a white sheet of paper. Now, that's called zero-base budgeting. Slide, please.

[“Trian’s Highly Qualified Nominees Slide” (Page 7)]

NELSON PELTZ: We have highly qualified nominees. John Myers, all the way to the left. John, also I met on the Legg Mason board. I knew John before then. He ran GE Asset Management, built it from a little tiny company into something that was very large and very profitable to GE. In fact, John was worthy of a DuPont Board appointment. The Board at DuPont was willing to accept John in their midst. And then they ultimately rejected him and made him feel like the rest of us.

[LAUGHTER]

NELSON PELTZ: Art Winkleblack, Art was the –CFO at Heinz when I first met him. He was the point of the spear in opposing us in our proxy fight with Heinz. In fact, I think when that proxy fight ended, Art put his house for sale. But– we really got to –to learn how to work together beautifully. We have a mutual respect for one another, and when I wanted to see analysis or believed in numbers, Art was the man. And I had so much respect for him that –he is one of our nominees. And finally, Bob Zatta who I only knew by reputation by the great work he did with Rockwood Chemicals. You – you all saw that. And he created great value for all shareholders. And I am thrilled to have him as our nominee as well. And with that, I'll turn it over to Ed.

[“Our Nominees Have The Experience, Skill-Sets and Passion to Address Underperformance at DuPont” Slide (Page 8)]

ED GARDEN: Thanks, Nelson. Good to be here. And thank you all for coming. You can see on this slide that we have a group of nominees with the skills and experience to add a lot of value in the DuPont boardroom. Industry knowledge, big company experience, operating skills, financial skills, all of that blends together to create a group that will bring great business judgment to the DuPont boardroom, and help this management team and Board navigate the path to best-in-class operating results. I'm confident as we go through our thesis on DuPont and talk about the issues at DuPont, that when you cross-reference their skill sets and their backgrounds and their passion for DuPont, that you'll agree with me. Next slide, please.

[“Trian’s Investment Thesis For DuPont” Slide (Page 9)]

ED GARDEN: In a lot of ways, this proxy fight is about two different plans: The Trian plan and the Company's plan. Our plan generates a lot of shareholder value. And we get there the right way. We get there by making each of the businesses that comprise DuPont best-in-class operationally. Best-in-class sales growth. Best-in-class margins. And they’re not that today. Realize five of the seven businesses that comprise what we all think of as DuPont, under-perform their competition. That has to change. We think a big part of the problem is a very expensive, bureaucratic, bloated holding company sitting above the individual segments that's weighing on those segments. That needs to change. But let's talk about some of our key assumptions. We have margins going up 400 basis points, basically in line with the Company's 2011 Investor Day. They haven't been able to achieve those margins, but we believe it's realistic and we'll be able to get that done. We cut about a billion of costs. As you know, we think there's $2 to $4 billion of excess corporate costs. But, in the spirit of being conservative, we've modeled out $1 billion. We add about a turn and a half of leverage. Still strong investment grade, prudent given this company's cash flow, but it's only a turn and a half of incremental. We bump the tax rate up to 33 percent from the low 20’s today. Gives us the flexibility to bring cash back from overseas. Notice no multiple expansion. Basically running the businesses better. Next slide, please.

[“Actions Speak Louder Than Words: The CEO Seems to Lack Confidence in DuPont’s Share Price” Slide (Page 10)]

ED GARDEN: Now, DuPont calls our plan “disruptive”, “high risk”. They use words like "excessive leverage." And they say they have a better plan. They say that they have a “high growth, high value” plan. The problem is, it's not high conviction. Think about this. Our CEO has sold the majority of her stock since Trian's been invested. $80 million gross. And most of that was options expiring in '16 and '17. I think the reason that we give our management teams equity is to align their interests with the shareholders. Not to sell the stock prematurely. But that's exactly what's happened here. So while we've put our money where our mouth is, we have a management team talking about a plan, but selling her shares. Now, management says, "Well, we had a 10b5-1 program." Think of how silly that statement is. You still decided to sell your stock. You didn't net-settle your options. You sold your stock and you put a price on the stock going out in '17 at $70 a share. There's an old adage which is, "Actions speak louder than words." And it's certainly the case in this proxy fight.

TRIAN PRESENTATION AND LUNCHEON FOR DUPONT STOCKHOLDERS & ANALYSTS: PRESENTATION TRANSCRIPT

DUPONT’S TRACK RECORD OF UNDERPERFORMANCE (EXCERPT 2)

FILMED ON APRIL 21, 2015

© 2015 TRIAN FUND MANAGEMENT, L.P. ALL RIGHTS RESERVED.

PARTICIPANTS:

•	NELSON PELTZ, TRIAN NOMINEE, TRIAN CEO & FOUNDING PARTNER

•	JOHN H. MYERS, TRIAN NOMINEE, FORMER GE ASSET MANAGEMENT PRESIDENT & CEO

•	ARTHUR “ART” B. WINKLEBLACK, TRIAN NOMINEE, FORMER H.J. HEINZ COMPANY CFO

•	ROBERT “BOB” J. ZATTA, TRIAN NOMINEE, FORMER ROCKWOOD HOLDINGS, INC. CFO & ACTING CEO

•	ED GARDEN, TRIAN ALTERNATE NOMINEE, TRIAN CIO & FOUNDING PARTNER

[The participants spoke while presenting slides from the presentation titled “Trian’s Discussion Points” dated April 21, 2015, which was filed with the Securities and Exchange Commission on the same date and is available on www.DuPontCanBeGreat.com.]

ED GARDEN: I want to take you through a few slides on DuPont's underperformance.

[“Recent Stock Price Strength Not Driven By Fundamentals” Slide (Page 12)]

ED GARDEN: But let me give a quick preamble. It gives us no pleasure to take management and the Board to task publicly. It's not what we do. We've built our business being constructive with management teams and boards. We've built one of the biggest activist firms on the planet, with a reputation that we work constructively with management teams and boards. I urge you to go to the website DuPontCanBeGreat, and look at the testimonials from the management teams and boards that we've worked with. We're very proud of that. As Nelson mentioned, we've only had one proxy fight in our existence. Doesn't happen by accident. We don't do this lightly.

But, we couldn't be passive any longer, while the Board and management continues to falter. We have to have a say and influence in the boardroom to get this company on the right track. We were told by the Lead Director in December of 2013 that they would hit their numbers in 2014, and if they didn't, we should hold them accountable. That's from Sandy Cutler to us. And when we called after they announced that they would miss their earnings, he basically told us to go away.

Now, look at this chart. Management's main argument against Trian is the stock price has done great. TSR has been strong. Everyone in this room knows sooner or later, it's all about earnings. Right?

Sooner or later, the stock is going to trade as a function of earnings. It will not perpetuate that the stock is going up while earnings are flat to down. And consider this. If management had hit their 2011 Investor Day targets, earnings per share would be $6.50, 50 percent higher. And oh by the way, as bad as that earnings line is, that red line, they only made those earnings because they took $2.2 billion of charges. Can't perpetuate, has to change. Next slide, please.

[“Q1, Typically ~40% Of Fiscal Year Earnings, Was ‘More Of The Same’” Slide (Page 13)]

ED GARDEN: So today, they announced earnings. Most important quarter of the year, as most of you know, 40 percent of the year is in the first quarter. Let's talk about the results. Revenue is down 9.4 percent. EPS down 15 percent. On a constant currency basis, EPS up 1 percent. Simply not good enough. Stock is trading down 3 percent on that news, last time I checked. Also worth noting, they beat consensus. They beat consensus two out of the last three first quarters and still missed their numbers for the full year. But here's what's more disturbing. Go to the next page.

[“DuPont Will Need 29% Core EPS Growth To Just Meet Lowered Guidance” Slide (Page 14)]

ED GARDEN: They lowered their guidance to $4. But just to meet the $4, in the next three quarters, the business has to be up 30 percent year-over-year. I can save you the suspense. It's not gonna happen. It's all about earnings. That's why Trian and our nominees are here, to help this management team and Board get earnings on the right track. Next slide, please.

ED GARDEN: I think it's instructive to look at earnings relative. The top of the page are the Company's proxy peers. We happen to think not a great peer set, names like Boeing, uh, Baxter, P&G, J&J – much different end markets – much different cycles. We like to look at the group on the bottom of the page, much more industrial focus, businesses driven by industrial production. But whichever group you choose, it's worst in class. Take note of Ingersoll-Rand. I don't think it's a coincidence that Trian has been the largest shareholder of Ingersoll-Rand in the last several years. Nelson went on the board; company was struggling before we invested. Had made a very bad, uh, acquisition at the height of the market, and was very much struggling operationally. We're very proud of the Ingersoll-Rand turnaround, and we can do it at DuPont as well. Next slide, please.

[“DuPont’s EPS Growth Since 2011 Is Bottom Quartile, Regardless Of The Peer Group” Slide (Page 15)]

ED GARDEN: Now, management has said that the only thing that matters is the EPS growth during – during management's tenure. Management became management January 1st, 2009. We think it's disingenuous to look at earnings coming out of the trough without looking at what happened to earnings going into the trough. So we look at the earnings through the cycle on the top of the page.

[“DuPont’s EPS Growth Versus Diversified Industrials And Chemicals And Over The Latest Cycle And Longer Time Horizons” Slide (Page 16)]

ED GARDEN: But then if you look at a ten-year chart or twenty-year chart, the Company has failed consistently to be best in class with regard to earnings growth. Our entire mission is to make this company, get this company to the left side of the chart. Success or failure for every constituent: The management team, the Board, the shareholders, the employees, it's a function of being able to get this company to the left-hand side of this chart. And you can see over decades they've not been able to do that. I'll conclude with this last chart.

[“DuPont Has Been Pursuing The ‘Higher Growth, Higher Value’ Strategy For Years, Which Has Only Led to Declines” Slide (Page 17)]

ED GARDEN: Going back to the 1990s, the stock price hasn't moved. The stock is down from where it was in the '90s. Our takeaway from this chart: This is a Company that's been running from pillar to post for decades. Frenetic activity—acquisitions, divestitures, new management teams, restructuring programs, hasn't added value. They never realized the key to success: Making each of the segments that comprise DuPont best-in-class operationally. That has to be the number one focus. That is the path to tremendous shareholder value.

TRIAN PRESENTATION AND LUNCHEON FOR DUPONT STOCKHOLDERS & ANALYSTS: PRESENTATION TRANSCRIPT

ROOT CAUSE OF DUPONT’S UNDERPERFORMANCE (EXCERPT 3)

FILMED ON APRIL 21, 2015

© 2015 TRIAN FUND MANAGEMENT, L.P. ALL RIGHTS RESERVED.

PARTICIPANTS:

•	NELSON PELTZ, TRIAN NOMINEE, TRIAN CEO & FOUNDING PARTNER

•	JOHN H. MYERS, TRIAN NOMINEE, FORMER GE ASSET MANAGEMENT PRESIDENT & CEO

•	ARTHUR “ART” B. WINKLEBLACK, TRIAN NOMINEE, FORMER H.J. HEINZ COMPANY CFO

•	ROBERT “BOB” J. ZATTA, TRIAN NOMINEE, FORMER ROCKWOOD HOLDINGS, INC. CFO & ACTING CEO

•	ED GARDEN, TRIAN ALTERNATE NOMINEE, TRIAN CIO & FOUNDING PARTNER

[The participants spoke while presenting slides from the presentation titled “Trian’s Discussion Points” dated April 21, 2015, which was filed with the Securities and Exchange Commission on the same date and is available on www.DuPontCanBeGreat.com.]

BOB ZATTA: Good afternoon, everyone. Uh – uh, I'm Bob Zatta. And for those of you who don't know me, I have, uh, more than four decades of business experience.

[“Robert J. Zatta Biography” Slide (Page 56)]

BOB ZATTA: I've worked for a number of very well known, very well regarded companies. But more importantly for purposes of today's discussion, I spent the last 14-plus years with – with Rockwood Chemical Company. For most of that time, I was the Chief Financial Officer. For the last while, I was the acting Chief Executive Officer. Uh, we ran Rockwood on a very decentralized basis. And—and—and what does that mean? It means that we had a very small corporate center. We never had more than 40 or 50 people in that center. And the cost of it was —was always less than 1 percent of sales. We never allocated those costs to the business units because they were really corporate center costs. The business units on the other hand, were –were empowered, decentralized. All of the— requirements that they had for being successful in their markets and with their– with their customers were embedded inside those businesses. You know, and as a result, we had very strong experienced business unit leaders. As I said, they were empowered business unit leaders. And we had a great success. The company did very well. We created a lot of value for all of our shareholders and frankly, for all of our stockholders – stakeholders.

So it was a very successful experience that we had at Rockwood. And, you know, people asked us over time, our board of directors asked us over time, "Why not have more integrated services? Why not look at integrated purchasing or integrated engineering or-- or R&D or some of those things?" And-- and the fact is, is that as we looked at it, we said, "Look. We're running—a –a really a conglomerate of businesses which-- which have very different end markets, very different customers. There's very little linkage between these.” So by-- by having that kind of a corporate structure, that overhead, all we would do would be to add a layer of cost, and quite frankly move very important business responsibilities further away from the end markets and further away from the customers. We thought it was a bad idea. We didn't do it. And we're happy we did not.

Having said that, I think that stands in very stark comparison with the way DuPont runs their Company. And over the next couple of charts, as I go through some of the reasons that we view as the-- the root causes of their underperformance, I'll link it back to some of the things that we did at Rockwood-- and-- and hopefully be able to demonstrate that the empowerment model that we had at Rockwood-- is far superior to the business model that DuPont is-- is-- is implementing. Next slide, please.

[“Why DuPont Underperformed: Failure To Deliver Target Or Peer Level Organic Revenue Growth” Slide (Page 19)]

BOB ZATTA: So first, let's talk about organic revenue growth. Clearly from this chart, DuPont has failed to deliver against not only their own targets but they've also-- they've under-performed versus their peers. And-- and I can tell you having spent a lotta years in this industry, organic revenue growth is an absolute essential-- and you have to hit your targets. If you don't do that, it's gonna be very difficult to run a successful company. You know, they talk about the importance of their integrated science. You know, it's obvious that this is not resulting in any demonstratable results for the company. They're clearly falling below their peers in terms of market share, which is never a good thing in this in-- it's not good in any industry, but it's especially bad in this industry. And they have a target, an internal target, of 30 percent of their revenue coming from new products to drive organic growth. And obviously, this is also not happening. So-- so organic revenue growth is-- has been a problem for them for a long period of time. And I think as you can see even from today's results, although it's a quarter-- you know, that-- that issue continues to-- to plague them. Next chart, please.

[“Why DuPont’s Underperformed: Failure To Deliver Peer Level Margins” Slide (Page 20)]

BOB ZATTA: Now, about margins. As you look at this chart, you can see that in-- in all cases here demonstrated, they’re under-performing their peers. And-- and in the agriculture business which is so important to them—uh, while they're not doing too badly versus the blended peers, you know, they're really getting hammered by Monsanto, who is their best-- biggest com-- number one competitor and essentially selling the same kind of product. So-- it's a real, you know, unfortunate situation from a margin standpoint. At Rockwood, we took great pride in having really the highest EBITDA margins for our business segments in the industries that they were in. And-- and that was because we were not weighed down as-- as these businesses are weighed down, by the-- the bloated corporate overhead structure-- that-- that they have in place. I'll talk a little bit more about that in a few minutes. But in-- in my view, based on my experience, this is a very serious issue that needs to be attended to. Nelson…

NELSON PELTZ: Thanks, Bob. Here are our goals. But before I outline our goals, I think that we have had a very positive impact on DuPont already. They've announced a $5 billion share buyback, Operation Fresh Start, which is to re-- to reduce cost by $925 million. The Chemours spin, major increases in the dividends since 2012. And they have added four new directors in the last year and a half. Their defense to all of that is that they are being proactive. We think they're being proactive versus Trian. And that's okay. That's okay for them to be proactive against us if their performance is best in class. It has not been best in class. And that's what this is all about. This is all about performance. Don't get waylaid by all of the other nonsense. This company hasn't performed. And we have a plan for it to do that.

[“Our Goals” Slide (Page 21)]

NELSON PELTZ: We want to assess the corporate structure, okay. And we, believe it or not, are agnostic to structure. We're not agnostic to best-in-class performance. We want to eliminate the bureaucracy. That bureaucracy puts a fog over management. It slows them down. We think even though they accuse us of a breakup, we think that a breakup is a good thing for the Board to discuss, and a good thing for the Board to discuss in great detail. And we will be only a minority on the Board. But it's worthwhile a conversation. We want to eliminate those excess costs. We've said, and Ed has said it, they're $2 to $4 billion. We'll show you a bit later how we get to those numbers. We want to assess corporate allocation. What does that mean? That means R&D. That means CAPEX. That means M&A. As far as CAPEX, we've been accused of wanting to reduce CAPEX.

Go back to the '80s with American National Can. More modern, Mondelēz. Mondelēz is spending more money than they ever did for worthwhile CAPEX, more than they did when they were part of Kraft, when Kraft was put together. Wendy's, huge CAPEX program. Family Dollar, the same. In terms of dilutive M&A, we're-- we're not against M&A, we're against dilutive M&A on the way in, which is Danisco. And Art's gonna talk about that in a minute. And on the way out in Axalta, which I can't wait to talk about. But let's discuss R&D. Because this is another accusation. I don't know if you read the-- the local Wilmington papers. But we're being accused of wanting to shut down all the R&D labs. I want to tell you, we are not gonna cut R&D. But if you look-- if you-- if some of you are old enough where you went to Netflix and watched a movie in the '60s called The Graduate with Dustin Hoffman, it was, "Plastics my son," in the '60s. That was the tailwind to the entire chemical industry. But times have changed. This company is living off developments from the '50s and the '60s, and even earlier, nylon and Kevlar and Tyvek. They have had no breakthrough technology, no breakthrough technology in the r-- in the recent past. And you've heard them say that 30 percent of their sales are from new product developments over the last five years. We can't find those 30 percent of sales in revenue and we certainly can't find them in EPS.

So we will not be cutting R&D. We will-- be assigning R&D to the appropriate people and Art's gonna go into more of that and put it in the right hands.

NELSON PELTZ: We wanna improve corporate governance. We believe that good debate creates good decisions. Everything that we have been involved with in DuPont, they have come back and told us that the Board is unanimous. Every single thing, they're unanimous. The Board is like-minded. We say to them, "What the hell do you need 12 directors for?" Okay, you might as well have one like-minded director and save 11 directors’ fees. We don't think unanimity is always the best course. We don't believe that. Okay, they're comp programs are way outta whack. John Myers is gonna take you through that.

Chemours, we love the spin. We like DuPont's corporate governance structure. But I gotta tell you, Chemours is putting in a staggered board. That's corporate governance circa 1970. That says, "We, DuPont, don't trust you, our shareholders enough to elect our directors every year. We can't give you that power." Who do these guys think they are? They've turned down the universal proxy card, something that would make it easier for everyone in this room. 1 card; 16 names; pick whatever you'd like. Now we've got a gold card and a white card. Throw away the white card, stay with the gold card.

And Wendy's, Wendy's was an early adopter, a very early adopter, of proxy access. So we believe in good corporate governance. Bob, back to you.

[“Disparate Businesses And Overwhelming Complexity: New DuPont Remains A Conglomerate With 44% Of Sales In Low Growth Businesses” Slide (Page 22)]

BOB ZATTA: Thank you, Nelson. So this chart and the next one, in my opinion, really get at the root cause of DuPont's underperformance. As this chart shows, 44 percent of the sales of their-- of their Company are in business segments that basically are showing no growth. I mean, if you think about and analyze that, it basically says that their ability to achieve their stated Company-wide goal of 7 percent revenue growth is virtually impossible. And the other thing it does, when you're over-estimating your long-term growth targets, you know, it really results in, you know, missed guidance. It results in misallocation of capital. And perhaps more importantly, it results in the buildup of a bloated corporate overhead structure-- which is put in place to support what basically becomes nonexistent growth. So-- so this is a very, very important issue that needs to be attended to.

BOB ZATTA: If you look at the bottom of the page, it shows the ethylene spread. I mean, the margins on the chart on the right, you know, you could argue are showing some improvements. All of that's coming from the benefits of the ethylene profit spread. If you exclude that, you basically have—uh, you know, flat margins over that period. Now, at Rockwood, we believed it was very important to hit our targets. We believed it because we thought it was-- a commitment to our share owners to hit the targets we-- we put out there, and we also thought it was-- really the hallmark of a well-run company. We-- you know, our stated objectives were to have all of our businesses either number one or number two in their markets, and to have the highest EBITDA margins in each of those categories. And we did that through focusing on organic revenue growth, operational excellence; we had world-class metrics in place that allowed us to track performance. And we had a very small corporate center, as I've said a couple of times already, which didn't get allocated to businesses and it didn't weigh down on the business units. So it was a very different model, which produced very good results, which I think contrasts very much so with this one. If you'd go to the next slide, please.

[“The Other 56%: One Proven Growth Business, Two With Potential” Slide (Page 23)]

BOB ZATTA: You know, this is kind of the flip side of the-- of the-- situation. I mean, basically you've got three businesses that are potentially-- that have potential growth-- of which two of them have not really hit their targets. And if you look at the right, you can see that their EBITDA margins have suffered significantly. Now, you know-- I think that this calls into question the effectiveness of how these businesses are managed. I think it calls into question the effectiveness of their R&D spending. It calls into effectiveness, uh, pretty much everything that they're doing. And there's lots of missed opportunities-- that they haven't been able to take advantage of. Uh, you know, which really brings me to my last point. When you have a portfolio which is as broad and diverse as DuPont's portfolio, I can tell you from my own experience, it's a distraction to management. You are constantly fighting fires, chasing issues, generally in your low-growth troubled businesses, which means senior management doesn't have the time to focus on their growth opportunities.

And what happens is that the corporate bureaucracy takes over. The staff functions take over: Generating projects really to justify their own existence. We-- we at Rockwood spent a lot of time looking at how we could optimize our portfolio. We engaged with our board. We studied it. We talked about it. We came up with our own conclusions. We had a plan and we executed against it. I think that DuPont would be well served to go through a similar process. They may reach different conclusions. So be it. But I think the process would be worthwhile. And it would certainly be shareholder friendly. Thank you.

NELSON PELTZ: Thanks, Bob. Next slide, please.

[“Excess Corporate Costs: The Coatings / Axalta Case Study” Slide (Page 24)]

NELSON PELTZ: This-- this slide really says so many different messages about DuPont. First, it answers the questions about dilutive M&A on the way out. It really shines a broad spotlight on excessive corporate overhead and that fog of bureaucracy that I talked about. We're talking about the coatings business. The coatings business is a fancy way of saying car paint, okay. They sold this business in 2012. They sold it based upon 2011 numbers. And in 2011, I'm gonna round, they had EBITDA flowing to EPS of $340 million. They sold it to Carlyle. They gave themselves high-fives and they said they sold it for 15 times EBIDTA. And they should get high-fives for selling a coatings business at 15 times EBIDTA. And then what happened? Carlyle put out a bond-and-bank book. And in that bond-and-bank book, they said they bought that same company for the same year, same revenue at 9 times EBIDTA. Who wasn't telling the truth? They both were telling the truth. And here's what happened.

What happened is, when you buy a unit out of a big company like DuPont, you buy it ex- the corporate allocation. You then have to replace that corporate allocation with your own direct expense. Supposedly, that corporate allocation, by leveraging the costs over a bigger business, should reduce those costs. But in this case, the net difference, the net difference between taking it out from under DuPont after its corporate allocation, and replacing it with direct cost, that means lawyers, accountants, SEC reporting, all of that stuff, the net difference was a plus-230 million dollars.

So, think about that. For the same year, $340 million, which we were getting as shareholders coming to EPS, grew immediately to $570 million. At that point in time, that was about 15 percent of the market cap. Think about that. For n-- this was a business that they didn't care about. This is a business they put in the classification of “hold and maintain”. Now, when you-- when you sell that business or you're gonna get out of a business, you got three choices. Right? You got choice number one, "I'm gonna reduce cost and keep it." That would mean we're gonna raise the $340 million. We're gonna spin it to shareholders and let new management or shareholders take care of that excess corporate overhead. Or you can sell it and pay taxes. Two of those three choices were very good ones. One was a bad one. Unfortunately for us, the Board picked the bad one.

Now, $340 million of EBIDTA in 2011. EBIDTA last year was $850 million. $850 million. One of their chief competitors, a good friend of mine, I'm not gonna mention him, but very highly regarded, jokingly called me and said, "Nelson, you guys gotta stop fooling around with DuPont. They are a picnic to compete against." He says they're very high priced and they don't go into new geographies. "You guys got-- got this company separated. They're in new geographies. They're much tougher on-- on price." Why, because they don't have all that corporate overhead, right. So they can afford to be more competitive.

When you look at this company and you say, "I'm gonna take a percentage of sales or percentage of EBIDTA and I'm gonna triangulate what my excess corporate overhead is, that's how we get to the $2 to $4 billion. Now you know when we said that to DuPont, you know what they told us? They said, "You-- we-- we don't allocate corporate overhead as a percentage of sales. We don't allocate it as a percentage of EBIDTA. We do it on headcount."

And we've never seen a company do it by headcount. But we indulged them and we did it by headcount. And they were right, it's a lower number. It's $1.8 billion of excess corporate overhead. Now when you put a zero behind any of those numbers, because this company trades at a multiple of ten times EBIDTA and that's all EBIDTA, it goes from $18 billion to $40 billion. That's market value. That's how much extra is being spent in this company that's unnecessary. This company's now called Axalta. Warren Buffet just became the second largest shareholder here, soon to become the first in my opinion. And now trades at a higher multiple than DuPont. Think about-- this was a company that was in the “hold and maintain” category of DuPont. Now it trades at a higher multiple from our science company. Art, to you.

ART WINKLEBLACK: Great.

[LAUGHTER]

ART WINKLEBLACK: You can tell that's his favorite slide, by the way.

NELSON PELTZ: I got a couple more good ones, too.

[LAUGHTER]

ART WINKLEBLACK: Good afternoon, everyone. It's great to be here with you today. You know, before continuing the discussion of the business, I want to quickly introduce myself. I've got more than 30 years of operating experience across a multi—multitude of industries.

[“Arthur B. Winkleblack Biography” Slide (Page 53)]

ART WINKLEBLACK: First half of my career was with two academy-type companies, PepsiCo and AlliedSignal. I then spent a number of years operating businesses in the private equity world. And I was EVP and CFO of H.J. Heinz for almost a dozen years until we sold the company to Warren Buffet and 3G Capital. So I spent most of my career as a strategic business partner to CEOs and have aimed to be a collaborative agent of change along the way. I'm now on two public company boards, Church & Dwight which you may know-- a very high performing CPG company, and RTI International, which is a supplier of advanced titanium products. And by the way, you may have seen that we just announced the sale of RTI to Alcoa for about a 50 percent premium. So taking good-- good care of shareholders, we believe.

I met Nelson and the Trian team in 2006 when Trian waged a proxy contest against Heinz, which I was part of. And you might say it wasn't exactly the best way to meet each other. But it turned into a very productive relationship for shareholders. And during a proxy fight, egos are clearly involved. Egos played a part in our contest back in 2006. And they're certainly playing a part in the contest today. And as a result, we made many of the claims that DuPont is now making.

We said that we-- that Trian on the board would be disruptive. We'd have a fragmented board, et cetera, et cetera. And as it turned out, we were just plain wrong.

After the contest, Nelson said, "You fought a good fight, we fought a good fight. How about we work together now to go make money for all the shareholders?" And that's exactly what we did. You know, from that point forward, Nelson and Trian became a strategic thought partner for us, and importantly raised the game of the rest of the board members at Heinz. The thought of Trian's involvement in a company can be viewed as an opportunity or a threat. We took advantage of that opportunity. And unfortunately, it seems like DuPont views Trian's involvement more as a threat than as an opportunity. Now at Heinz, it wasn't just about cost cutting. We continued to transform the company. We upgraded talent and comp programs to effectively motivate that talent. We focused and strengthened the portfolio including numerous bolt-n deals in emerging markets. We allocated capital and resources to-- to the best opportunities. We generated very strong operating free cash flow and focused on consistently improving our ROIC. The result was that we delivered 32 consecutive quarters of organic sales growth and nearly doubled the total shareholder return of the S&P 500 during my tenure at Heinz. And I wouldn't be here today if I didn't think that I, and we as a team, could significantly help DuPont. I've been part of transforming a very old company at Heinz. Not quite as old as DuPont, I'll admit, but close. I have a strong insight as to the future of global competition by having a front-row seat watching what 3G is doing to Heinz. And I have a passion to help the teams take their business to the next level. So with that, let's turn to the next slide.

[“Dilutive M&A: Subtraction By Addition Of Danisco” Slide (Page 25)]

ART WINKLEBLACK: Now with that said, let's-- let's turn back to the discussion of the Company. From-- from Nelson, you've seen how businesses become more valuable outside of DuPont with Axalta. And unfortunately, businesses also seem to be less valuable once they are inside of DuPont. DuPont acquired Danisco in 2011 for about $7 billion to help them drive growth. The Company's target for top-

line growth was in the high-single-digit kinda range. Since then, organic growth has fallen by about 40 percent, and only about a third of what we believe their growth target rate to be. And not only is growth slowed, but the team estimates that the operating margin in this business is down by about a third from their target margin, including synergies. We're concerned with what this implies for the corporate culture obviously, including the clarity of accountability, effectiveness of incentives, and the cost structure. This seems to indicate conglomerate dissynergies, not the positive synergies that were hoped for. As Board members, we would work to ensure that M&A is accretive for the long haul. Next slide.

[“Substantial Agriculture R&D Has Yielded Negative Results” Slide (Page 26)]

ART WINKLEBLACK: Another area of significant concern for us at DuPont is R&D. We've mentioned it a couple of times already. And it's not about the amount of spending. It's about the effectiveness of that spending. As an example, about $5 billion has been spent on R&D in the ag business over the last five years. A result of this spending has been over $2 billion in charges to the Company, and this is comprised of a jury verdict against the Company for infringing on one of their main competitor’s most prominent products in RoundUp, and a $1.2 billion charge related to Imprelis, when the product accidentally killed trees on golf courses.

Now, I'm sure that the high handicappers out there would appreciate having less trees to play around, but since the product only generated about $7 million, with an “M”, $7 million in sales, it did nothing positive for shareholders. Another concern is that after all this spending, it does not appear to have led to any meaningful set of biotech traits, many of which continue to be licensed from competitors. It seems that much of the R&D spending is controlled from the center. And Bob alluded to this. Rather than directly directed by the business unit leaders who have P&L responsibility, the potential risk is that R&D becomes then a hobby shop rather than an investment which is closely monitored for generating strong and tangible results for shareholders. We believe that R&D needs to be treated like capital spending, with clear accountability for the spend and for generating a strong return on that spend. Now let's turn to the next page.

[“Uneconomic ROIC On 2/3rds Of The Revenue Base (Ex Ag & Pharma)” Slide (Page 27)]

ART WINKLEBLACK: I want to expand on the theme of return on investment. This page focuses on the non-ag, non-pharma businesses, which represent about two-thirds of total revenue. For these businesses, sales are basically flat as you can see over the last seven years, despite over $17 billion worth of investment comprised of CAPEX, net acquisition spending, and R&D. Comparing the team's estimate of the tax-effective EBIDTA from these businesses to the total investment, the ROIC is only about 5 percent, which is obviously well below the weighted average cost of capital. Frankly, this result didn't surprise me. This capital looks to be free to management within their compensation system.

In our reading of the proxy, CAPEX is not included in the annual bonus, nor in the long-term incentive plan. At Heinz, for example, our annual bonus included capital spending as part of our operating free cash-flow goal, and one half of our long-term incentive was based on improving ROIC. As Board members, we would clearly work to ensure that capital is not free to management. Now, with that said, let me turn it over to John.

JOHN MYERS: Thanks, Art. I'm John Myers. As Nelson mentioned earlier, I'm gonna be discussing a few corporate governance issues at DuPont that we find troublesome. But first, I'd just like to give you a little brief summary of my background and its relevance to my joining the DuPont Board.

[“John H. Myers Biography” Slide (Page 50)]

JOHN MYERS: I spent 38 years at General Electric Company. The first 15 years I was in the industrial businesses. I had two overseas assignments during that period of time. And then I ended up my —last 20 years, as Nelson mentioned, running GE Asset Management which was General Electric's investment company managing the pension fund, the 401(k)s—uh, the insurance company money, and we had an external money management business. Secondly, I've had extensive public board experience. And thirdly, I've had extensive private equity experience. I built the private equity business at GE Asset Management, and subsequent to retirement, I've been spending most of my time in the private equity world, which actually fits right in, I think, with Trian, who's trying to bring the private equity world mindset to the public boardroom.

Let me just briefly talk about GE, and not the last 20 years but the first 15. I was in the GE industrial businesses and I was the proud recipient of what we used to call the “corporate assessment.” Some of the words we feared the most when we were out in the field were, "I'm from corporate and I'm here to help you." Then we were saved. Jack Welch became Chairman in 1981/1982. When Jack came in, we had 14 layers from him to the factory floor. When he retired, it was five or six, depending of what the business is.

I feel that DuPont has a lot of the vestiges of the '80s in its corporate structure. We don't have perfect information yet to look and see how it is. But I can tell ya that the bureaucracy at corporate is not only in eliminating corporate expenses. But when you do that, it cascades down into the businesses. Because in my business for example, we would be getting questions from-- we used to call the “corporate question askers”, and we would have to have many, many question answerers to complete the books and the binders that we used to have to send up to corporate, uh, you know, for answering all their questions. I'm a believer in what Jack did at GE. And that was accountability to the businesses. Push down, you delegate responsibility and you earn authority. And I think there's a terrific opportunity for that at DuPont.

And Nelson's Axalta example: The question I've asked is, the $229 million that they're not now assessing, it's still there. Where is that going? It's going to the rest of the businesses. But let me now move to the, uh, corporate governance issues. One of the board's key responsibilities is management compensation. I serve on the Compensation Committee of Legg Mason. And it's very, very important to make sure that the business metrics that you hold management accountable for drive behavior and performance. And you really can't reward for poor performance. Now, let's look at DuPont.

[“Trian Will Seek To End “Crony” Compensation” Slide (Page 28)]

JOHN MYERS: In 2013, management's long-term incentive plan had a payout of 113 percent of target, despite a TSR in the 25 percentile. That same year, short-term compensation was almost 90 percent,

despite adjusted EPS growth of only 3, significantly below the Company's target. And then the coup de grâce. In 2014, you can see in the big box, Corporate Performance Rating, which is objective, based on achieving results, was zero. I congratulate the Board for giving them the zero because they deserved it. But then the Individual Performance Rating, the people who achieve zero, got 80 to 100 percent. I guess that's the "nice guy" reward. So in our view, this doesn't make sense. It's certainly one of the first issues that I know we're gonna discuss when we get into the boardroom. Secondly, another key board responsibility is corporate governance.

[“Poor Corporate Governance Structure At Chemours” Slide (Page 29)]

JOHN MYERS: The proposed spin-off of Chemours raises concerns. Some of them, Nelson has already mentioned. When we look at DuPont, we're very comfortable with their corporate governance. They seem to be at market or even in some cases, a little bit better. But Chemours, it looks like they're setting it up with anti-takeover provisions, staggered boards, super-majority vote, and as Nelson said, it looks more to us like a 1970s corporate governance. It's another issue we intend to discuss at one of our earlier board meetings. And then thirdly, we question the appropriateness of a standing CEO of another company serving as the lead director of any other public company. And that's the case at DuPont. Its lead director is the Chairman of another publicly traded company.

At GE, I was the only senior officer permitted to sit on other public boards. And the reason was simple. I was making private equity investments. Callaway Golf for example, we took it public. I served on the board until we could exit at an appropriate time. The same thing with the buildup of hotels we did from DoubleTree to Promus to Hilton. And I stayed on the Hilton board until we sold it to Blackstone. That was part of my job description. Jack Welch, Jeff Immelt – they have never sat on public boards. They are spending 100 percent of their time responsible to GE shareholders. At DuPont, they have more than one, more than one CEO of a current company sitting on their board. And we question the appropriateness of that. Especially when, as a director, you're getting before a board meeting, almost a thousand pages— and that's not an exaggeration—of information. A lot of it is CYA-type stuff, legal and regulatory and whatever. But there's a lot of meat in there that you've gotta go through. And how do you do that when you're representing shareholders of a company-- of another company?

[“Other Corporate Governance Considerations” Slide (Page 30)]

JOHN MYERS: And then lastly, we believe that DuPont's Board should evaluate the director age limitation in light of our four highly qualified nominees. Nelson, they should of said two there, because this only applies to you and me.

[LAUGHTER]

JOHN MYERS: But, in our view, you know, 65-years-old of yesterday is 75-years of today. And that's true not only in social contracts and whatever, but we think it's true in boardrooms. And we think DuPont should raise their age from 72 to 75, in the world that we live in.

TRIAN PRESENTATION AND LUNCHEON FOR DUPONT STOCKHOLDERS & ANALYSTS: PRESENTATION TRANSCRIPT

WHY A TRIAN PRINCIPAL NEEDS TO BE ON THE BOARD (EXCERPT 4)

FILMED ON APRIL 21, 2015

© 2015 TRIAN FUND MANAGEMENT, L.P. ALL RIGHTS RESERVED.

PARTICIPANTS:

•	NELSON PELTZ, TRIAN NOMINEE, TRIAN CEO & FOUNDING PARTNER

•	JOHN H. MYERS, TRIAN NOMINEE, FORMER GE ASSET MANAGEMENT PRESIDENT & CEO

•	ARTHUR “ART” B. WINKLEBLACK, TRIAN NOMINEE, FORMER H.J. HEINZ COMPANY CFO

•	ROBERT “BOB” J. ZATTA, TRIAN NOMINEE, FORMER ROCKWOOD HOLDINGS, INC. CFO & ACTING CEO

•	ED GARDEN, TRIAN ALTERNATE NOMINEE, TRIAN CIO & FOUNDING PARTNER

[The participants spoke while presenting slides from the presentation titled “Trian’s Discussion Points” dated April 21, 2015, which was filed with the Securities and Exchange Commission on the same date and is available on www.DuPontCanBeGreat.com.]

ED GARDEN: You simply can't have management speaking in half-truths, giving you sort of the picture but not the whole picture. And secondly, you can't have a board that's not informed.

[“Why A Trian Principal Needs To Be On The Board” Slide (Page 32)]

ED GARDEN: You have to make sure that you eliminate management's information advantage over the board. At Trian, we have a team of analysts. We have the resources to go into the company in a deep-dive way and really understand the information to figure out where the wheels are coming off the track, and get the business back on track. Next slide, please.

[“Rhetoric vs. Reality: Board/Management Claims” Slide (Page 33)]

ED GARDEN: Case in point. May 2013 Investor Day. Ellen Kullman is speaking. She's talking about how execution is her passion and she says, "I use data to drive decisions. I set clear targets. I set the competitive benchmarks. And I continuously raise the bar." Later that day, she brought down targets in six of the seven segments. Oh by the way, she wasn't transparent about that. She did it hiding behind an accounting change, adding back the pension. This would never happen if Trian was on the Board. Number one, we would've been involved in the Investor Day creation. And if the targets were off track, we would've been talking about why and what we're gonna do to fix it. Would never happen with a Trian Principal on the Board.

ED GARDEN: Second quote. We had sent a letter to the Board of DuPont in early 2014. At this point, we had never said anything publicly. And we said to them, "We're not trying to embarrass you. We're trying to prevent you from stepping in the same pothole that you've stepped in the last few years. You're going to miss your numbers again." Sandy Cutler, Lead Director, writes us back. And he says:

ED GARDEN: "We fully believe in the goals. The goals are appropriate and achievable. We endorse management's plan to achieve them," and this is the best part, "and are encouraged by the progress against them." Three and a half months later, they announced that they were going to materially miss the numbers.

ED GARDEN: The next one: “Returning capital to shareholders, has always been a priority at DuPont.” Realize this is worst-in-class dividend growth. The number of shares are up since the CEO became the CEO. And the last one, it's trite. It's that scare-tactic lever. Trian's gonna ruin this Company. Right? High-risk agenda, breakup, add excessive debt. Let's be clear. As Nelson and the other nominees have said, we are open-minded on structure. We will make this Company best-in-class operationally. And we will figure out if that is doable in the existing structure, or whether structure has to change. But we are open-minded about that. And we will keep this Company strong investment-grade.

I believe the moment DuPont begins to turn around is the moment a Trian Principal is in that boardroom and that culture transitions from one of spin and rhetoric to one of clinical, dispassionate, thoughtful assessment of the issues and what the plan is to get the business fixed. Art…

ART WINKLEBLACK: Great. Thanks, Ed. You know, as Ed said, we believe that management may have a real information advantage over the Board. It appears that the Board needs to level that playing field. And the key question in my mind in doing this is, what motivates the Board members? Clearly, the DuPont Board members have strong resumes, no doubt about that. But are they there just to coast through a victory lap after a successful career? Or do they have the passion to help drive continuous improvement in the business and a comprehensive understanding of the drivers for the business? So how connected and informed is the Board?

[“Did the Board Know?” Slide (Page 34)]

ART WINKLEBLACK: Seems clear to us that Sandy Cutler was unaware of the significant value created by Carlyle after the sale of Axalta. But did they know the magnitude of the stock sold by Ellen since the 2013 – when Trian invested in the Company? Did they know that DuPont reported nine different EPS numbers for 2011? Did they know that the Company appears to have used changes in pension accounting to lower margin targets at its May 2013 Investor Day? And do they fully understand the frustration of investors from trying to decipher DuPont's financial results? Overall, we believe it's important to close the information gap between management and the Board, and provide greater transparency to shareholders. Next chart. I'd like to take a minute and expand on the question about 2011 EPS.

[“The Saga of DuPont’s 2011 EPS: Which EPS Number Will DuPont Choose Today?” Slide (Page 35)]

ART WINKLEBLACK: DuPont has been critical of the 2011 EPS number used by Trian in analyzing their performance. The team used the number they believe represents the best apples-to-apples comparative for 2011 going forward. But before criticizing Trian, DuPont may want to look in the mirror. I don't believe I've ever seen a company put out nine different EPS numbers for a single year. Management seems to be suggesting that the 2011 EPS was closer to $2, despite getting paid on a number that was close to $4. We look to stop the revisionist history and simplify the reporting for the Company. And I believe board oversight on that is critical. Next chart.

[“DuPont Changed Its EPS Reporting Methodology In Late 2012; Then Suggested Reduced Margin Targets Were Correlated To Its Accounting Change” Slide (Page 36)]

ART WINKLEBLACK: In continuing on the issue of transparency, there are a lot of words on this page, but the net story is that at the May 2013 Investor Day, management indicated that the new margin targets they set forth basically reflected a change in pension accounting methodology. Ed alluded to this earlier. But when they pre-- were pressed by an analyst, it appears they begrudgingly admitted that they had actually significantly lowered the margin target for the safety and protection segment. Needless to say, we find this concerning both from a management and a Board standpoint. Next page. Let me just summarize here on the topic of transparency. Being a long-time CFO, I spent quite a bit of time trying to decipher the DuPont financials. And I must admit, I came away very, very frustrated.

[“Lack Of Transparency In Reporting” Slide (Page 37)]

ART WINKLEBLACK: Multiple segment changes, the invention of a P&L line called “Other Operating Charges” (which I'd never seen before), movement of more than $2 billion worth of costs between P&L lines from one 10-K to the next 10-K. Inconsistent reporting of some operating metrics, and what looks like a lack of discipline in categorizing special items. All this points to suboptimal transparency in dealing with shareholders. At Heinz, management and the board took this stuff very seriously. We provided a very clear, consistent scorecard for investors to track our performance. And we went five straight years with absolutely zero one-time charges. We believe management and the Board of DuPont need to address this issue of transparency very quickly. With that, I'd like to turn it back over to Ed.

ED GARDEN: So, we think it's clear we've been a catalyst for changes at DuPont.

[“Trian Believes It Has Already Made An Impact On Value Creation At DuPont... And That There Is Much More To Be Unlocked” Slide (Page 38)]

ED GARDEN: All the items in red in the middle of the page are the things that they've announced since we've invested. Three observations slash concerns: Number one, it took pressure from Trian for some pretty obvious and basic things to happen. Sandy Cutler told me that the Fresh Start Initiative was a result of us pointing out the excess costs. The changes to the compensation structure in '15-- is a result of the criticism we had about past compensation structure. You see the Chemours corporate governance is changing. But those are pretty basic things that only happened because of pressure from Trian. The second thing I would say is execution's everything. So they've announced a cost-cutting plan. But they've not committed to those savings hitting the bottom line. I mean, think about it. They haven't even gotten the Chemours spin done yet, right. They certainly haven't bought back the shares. But the last thing and most important thing is that despite all of these moves, they haven't fixed the-- the-- the core root cause of the problems at the Company. As we've described, it's a structure that's a very bureaucratic, bloated, expensive, uh, corporate overhead that's weighing on the individual segments. And that's what needs to be fixed. And we're basically asking for the opportunity to go in on the inside, and with perfect information, not grudgingly take half-measures, but with a lot of passion and enthusiasm and good analysis, make the right decisions for the Company. John…

JOHN MYERS: I'd just like to briefly talk a little bit about what it's like to sit in a boardroom with another Trian director and talk about my experiences at Legg Mason. First, as Nelson mentioned, we knew each other before I joined the Legg Mason board. But I was not a Trian nominee to the Legg Mason board. So I had not had the opportunity to work directly with Nelson before. And quite honestly, I was kind of expecting him to be a little sharp elbows under the boards, and a little pushy and whatever, because he's an activist. And, uh, you know, I'll-- I-- I remember right after I agreed to be a Trian nominee, Larry Bossidy, who I serve on a private equity board with, said, "John, what are you doing hanging out with these activist-type guys?"

And I said, "Larry, the-- the activist today, and especially Trian, are not like the ones you might remember when you were running Honeywell." But, as I mentioned, management does have an information advantage over board members because who can review a thousand pages prior to a board meeting?

Nelson though, totally prepped by the Trian team, comes into a board meeting very well prepared. But I haven't seen Nelson come in with an agenda. He comes in with questions and alternatives because he can't-- I-- you know, I've always said, I said this to Jack Welch. I said, "You know, Nelson's got a tougher job than you, Jack. When you were chairman, you could just make a decision and edict it. Nelson's a board member just like everybody else. He's gotta come in and make an argument and convince people that he's right." In many ways, he's kinda like the Jack Welch of corporate activism in that way. But we saw him. And Dennis Kass is here, and if you had a chance to talk with him, we have seen Nelson at work. It's collaborative.

[“Trian’s Board Engagement Is Comprehensive And Adds Value” Slide (Page 39)]

JOHN MYERS: But it's data-based, it's decision-oriented, and it's a constructive dialogue because we all have the same objective. And that is to create shareholder wealth. Nelson…

NELSON PELTZ: John, my god. You wrote it-- you read it just like I wrote it.

[LAUGHTER]

JOHN MYERS: I memorized it.

NELSON PELTZ: That's right. I've got good news for you. We only have two slides left. Okay. Uh – And they're gonna be short ones.

[“Trian Has A Demonstrated Ability To Drive Operational Improvements and Growth” Slide (Page 40)]

NELSON PELTZ: Uh – You know, we have as John talked about, a long track record of getting companies to grow their earnings. This Company at one point in time was the most valuable company on earth. Think about that. DuPont was the most valuable company in the world. Now, we can't tell you we're gonna unseat Apple. But we can tell you that we're gonna get earnings to grow as opposed to decline.

NELSON PELTZ: And this chart, very simple. I only deal with simple charts. Five years before we got involved in a company, 3.5 percent growth. After we'd gotten involved, 8.3 percent growth. Almost two and a half times.

[“Trian Has A Track Record Of Helping Companies Outperform The Market Over The Long Term” Slide (Page 41)]

NELSON PELTZ: This is the final results of our efforts. I said that we're a derivative of private equity, that companies can heal themselves from the public market. Here are the hard facts. These are not inaccurate accusations which are being hurled. These are facts. The IRR per year, the average performance versus the S&P of all these companies is 677 basis points. When I'm on the board, and I pick the easier companies, it jumps to 839. This is value creation. This is not rhetoric. We are patient. We are collaborative.

We're very proud of our track record. It speaks for itself. DuPont continues to struggle in spite of talking about all their strategies of high growth and high value. We put together a short slate of world-class nominees. We didn't call Central Casting. These guys up here have been hand-picked. We know them. We respect them. We've worked with them. And we've watched them. And together, we can make DuPont great again. And I end by telling you please vote Gold, that's the color of our card. Thank you all for joining us today. I really appreciate it. I know we went a long time, but thank you. Vote Gold.

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Additional Information

Trian and the investment funds that it manages that hold shares of E.I. du Pont de Nemours and Company (collectively, Trian with such funds, “Trian Partners”), together with other Participants (as defined below), filed a definitive proxy statement and an accompanying proxy card with the SEC on March 25, 2015 to be used to solicit proxies in connection with the 2015 Annual Meeting of Stockholders of the E.I. du Pont de Nemours and Company (the “Company”), including any adjournments or postponements thereof or any special meeting that may be called in lieu thereof (the “2015 Annual Meeting”). Information relating to the participants in such proxy solicitation (the “Participants”) has been included in that definitive proxy statement and in any other amendments to that definitive proxy statement. Stockholders are advised to read the definitive proxy statement and any other documents related to the solicitation of stockholders of the Company in connection with the 2015 Annual Meeting because they contain important information, including additional information relating to the Participants. Trian Partners’ definitive proxy statement and a form of proxy have been mailed to stockholders of the Company. These materials and other materials filed by Trian Partners in connection with the solicitation of proxies are available at no charge at the SEC’s website at www.sec.gov. The definitive proxy statement and other relevant documents filed by Trian Partners with the SEC are also available, without charge, by directing a request to Trian’s proxy solicitor, MacKenzie Partners, Inc. 105 Madison Avenue, New York, New York 10016 (call collect: 212-929-5500; call toll free: 800-322-2885) or email: proxy@mackenziepartners.com.

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